                                                                   EXHIBIT 10.56

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (this "Agreement"), effective as of December 19,

2001, among THE MIIX GROUP, INCORPORATED, a Delaware corporation ("MIIX Group"),

NEW JERSEY STATE MEDICAL UNDERWRITERS, INC., a New Jersey corporation

("Underwriter"), each having offices at Two Princess Road, Lawrenceville, New

Jersey (together, the "Company") and PATRICIA A. COSTANTE (the "Executive"),

residing at 6 Registry Drive, Lawrenceville, New Jersey 08648.

                                   WITNESSETH:

         WHEREAS, MIIX Group is the parent company of Underwriter owning all of the issued and outstanding common stock of Underwriter; and

         WHEREAS, the Company deems it to be in its best interest to secure and retain for the Company the services of the Executive and the Executive desires to work for the Company upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein and intending to be legally bound hereby, the parties hereto agree, as follows:

         1.     POSITION AND DUTIES. The Executive is engaged hereunder as

President and Chief Executive Officer of MIIX Group and agrees to perform the duties and services incident to those positions, or such other or further duties and services of a similar nature as may be required of her by the Board of

Directors of MIIX Group. The Executive agrees that, if requested, she shall serve as an officer of the Company and/or of any affiliate, without additional compensation. The Executive shall have the power and authority as shall reasonably be required to enable her to perform her duties under this Agreement in an efficient manner. The Executive agrees to

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perform the duties and responsibilities called for hereunder to the best of her ability and to devote her full time, energies and skills to such duties and to the promotion of the business and interests of the Company and any affiliate.

The Executive may participate in charitable and similar activities, may be a director of a company that does not compete with the Company or any affiliate

(which shall not include a "competitor" as defined by Section 5.1 of this

Agreement) and may have business interests in passive investments which, from time to time, may require portions of her time, but such activities shall be performed in a manner consistent with her obligations hereunder.

         2.     COMPENSATION AND OTHER BENEFITS.

                2.1.    BASE SALARY. The Company shall pay to the Executive for

the performance of her duties hereunder, an initial base salary of $370,000 per annum (the "Base Salary"), payable in accordance with the Company's normal payroll practices. Thereafter, the amount of the Base Salary may be reviewed and adjusted as appropriate by the Board of Directors of MIIX Group in accordance with executive compensation review practices.

                2.2.    BONUS. The Executive shall be eligible to receive an

annual bonus pursuant to MIIX Group's Cash Incentive Plan, or similar plans which may be in effect from time to time, at the discretion of the Board of

Directors of MIIX Group, based on the Company's and the Executive's achievement of goals and objectives established by the Board on an annual basis. The Board shall use its reasonable judgment in determining whether such goals and objectives have been met and the amount, if any, of the bonus to be paid to the

Executive. Such goals and objectives shall be determined in consultation with the Executive not later than the close of the first quarter of the fiscal year to which they are to apply and shall, in the reasonable judgment of the Board,

be achievable such that the Executive can be expected to earn the full amount of the

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bonus. The Executive has been a participant in the Cash Incentive Plan for the entire 2001 calendar year and shall receive an annual bonus for 2001 pursuant to the terms of the Cash Incentive Plan as approved by the Board of

Directors of MIIX Group. It is anticipated that any bonus will be paid on or before March 31 of the succeeding year, without regard to whether or not the

Executive is employed by the Company at the time of payment.




                2.3.    STOCK OPTIONS. The Executive shall be entitled to

participate in MIIX Group's Amended and Restated 1998 Long Term Incentive Equity

Plan (the "Long Term Incentive Equity Plan"), or similar plans which may be in effect from time to time for executives of the Company. The Executive is hereby granted, effective as of the effective date of this Agreement, a Non-Qualified

Stock Option, as defined in the Long Term Incentive Equity Plan, to purchase

45,000 shares of common stock of MIIX Group pursuant to and which shall vest in accordance with the terms of the Long Term Incentive Equity Plan Non-Qualified

Stock Option Agreement, a copy of which is attached as Exhibit A (the "Stock

Option Agreement"). The Executive shall be entitled to receive dividend equivalents on such option shares as dividends are declared and paid on the common stock of MIIX Group, provided, however, that any such dividend equivalents, and the interest earned thereon, shall be forfeited as to any unvested option shares that are forfeited by the Executive, unless otherwise determined by the Board of MIIX Group as provided in Long Term Incentive Equity

Plan. The Executive and MIIX Group shall, simultaneous with the execution of this Agreement, execute the Stock Option Agreement. The grant of any additional options to purchase shares of common stock of MIIX Group under the Long Term

Incentive Equity Plan shall be at the sole discretion of the Board of Directors of MIIX Group and shall be based on the achievement of performance goals established by the Board.


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                2.4.    RESTRICTED STOCK GRANT. The Executive is hereby granted,

effective as of the effective date of this Agreement, the right to receive

10,000 shares of MIIX Group common stock valued as of the effective date of this

Agreement that are restricted from transfer prior to vesting and for a period of one year from the date of vesting, of which one-third shall vest as of the third anniversary date of the effective date of this Agreement, one-third shall vest on the fourth anniversary date of the effective date of this Agreement and one-third shall vest as of the fifth anniversary date of the effective date of this Agreement; provided, however, that if the Executive's employment with the

Company is terminated for any reason, either voluntarily or involuntarily, her right to receive any shares of such restricted stock that have not vested as of the date of such termination of employment shall be forfeited, unless otherwise determined by the Board of MIIX Group as provided in the Long Term Incentive

Equity Plan. Upon vesting, and upon the request of the Executive, the Company shall make a loan to the Executive on the same terms and conditions as loans under the Company's Stock Purchase and Loan Program, in an amount equal to the tax that would be imposed in respect of such vesting at the highest marginal rate applicable to individuals under the Internal Revenue Code and to residents in the state of residence of the Executive.

                2.5.    STOCK OWNERSHIP. The Executive is currently a

participant in MIIX Group's Stock Purchase and Loan Program and has purchased shares of MIIX Group stock through this Program. As of fifth anniversary of the effective date of this Agreement, whether through the Stock Purchase and Loan

Program, grants of common stock by the Company to the Executive, purchase or otherwise, the Executive shall own MIIX Group common stock, in an amount equal to at least two times her current Base Salary.


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


                2.6.    DEFERRED COMPENSATION. The Executive is currently a

participant in and shall be eligible to participate in the Company's Deferred

Compensation Plan, or similar plans which may be in effect from time to time, by which the Executive is permitted to defer compensation and receive benefits in a future year in accordance with the terms of the Deferred Compensation Plan.

                2.7.    EXECUTIVE BENEFITS. During the term of this Agreement,

the Executive shall be entitled to participate in all of the benefit programs provided to similar employees of the Company, including, without limitation, all medical, disability, dental and life insurance benefits, retirement programs,

incentive compensation plans, automobile expense reimbursement programs and other employee benefit programs now in existence or hereafter adopted by the

Company, as such plans, programs, practices or policies may be in effect from time to time.

                2.8.    PAID TIME OFF. The Executive shall be entitled to 6 paid

holidays and 35 days of paid time off in accordance with the Company's Paid Time

Off policy, as in effect from time to time, during which her compensation shall be paid; provided, however, that the Executive may not take more than two consecutive weeks of vacation without the prior approval of the Board of

Directors of MIIX Group. Unused paid time off can be carried over only in accordance with the Company's Paid Time Off policy.

                2.9.    REIMBURSEMENT OF EXPENSES.  The Company shall reimburse

the Executive for all reasonable expenses incurred by the Executive in connection with her employment hereunder, provided, however, that such expenses were incurred in conformance with the policies of the Company, as established from time to time, and the Executive submits detailed vouchers and other records reasonably required by the Company in support of the amount and nature of such expenses.

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                2.10.   TAXES AND WITHHOLDING. All compensation payable and

other benefits provided under this Agreement shall be subject to customary withholding for income, F.I.C.A. and other employment taxes.

                2.11.   PHYSICAL EXAMINATION. The Executive shall submit to a

physical examination by a qualified physician on an annual basis which shall be paid for by the Company and the results of such examination shall be made available to the Company, which shall maintain such information in strict confidence, and nothing herein shall be deemed a waiver of any applicable state or federal law protection of confidentiality of medical records or of policies otherwise in place at the Company to protect the confidential medical records of employees generally.

         3.     TERMINATION OF EMPLOYMENT.

                3.1.    DEATH OF THE EXECUTIVE. The Executive's employment

under this Agreement shall terminate immediately upon the Executive's death and the Executive's estate (or her beneficiary as may be appropriate) shall be entitled to receive:

                (a)   the balance of her accrued and unpaid Base Salary,

                (b)   unreimbursed expenses,

                (c)   unused accrued paid time off through the date of her

         death, and

                (d)   any other benefits earned by the Executive and vested

         (if applicable) as of the date of her death under any  employee benefit plan of MIIX Group or its affiliates in which the Executive participates.

                3.2.    DISABILITY OF EXECUTIVE. If the Executive, in the

reasonable opinion of the Company, is unable to perform her duties under this

Agreement by reason of incapacity, either physical or mental, as determined in accordance with the MIIX Group of Companies Long Term


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Disability Group Benefit Plan (the "LTD Plan"), or similar plan which may be in effect from time to time, the Company shall have the right to terminate the

Executive's employment upon written notice to the Executive, whereupon such termination shall be effective as of the date specified in such notice (the

"Termination Date") and the Company shall have no further obligations under this

Agreement, except the obligation to pay to the Executive:

                  (a)   the balance of her accrued and unpaid Base Salary,

                  (b)   unreimbursed expenses,

                  (c)   unused, accrued paid time off (up to a maximum of three

         weeks) through the Termination Date,

                  (d)   any other applicable severance payments provided for in

         Section 4 hereof, and

                  (e)   any other benefits earned by the Executive and vested

         (if applicable) as of the Termination Date under any employee benefit plan of the Company or its affiliates in which the Executive participates.

         If the Company determines not to terminate the Executive's employment in the event of a disability as allowed under this Section 3.2, the Company shall continue to pay Base Salary to the Executive for a period of up to ninety days, and shall pay the difference between Base Salary and benefits paid to the

Executive under the LTD Plan for a period of up to six months thereafter, paid in accordance with the Company's normal payroll practices, while the Executive is not working. If the Executive, in the reasonable opinion of the Company,

remains disabled at the end of such nine month period, her employment shall be deemed terminated and the Company shall make payments to the Executive in accordance with Section 4 below. Nothing in this section shall be interpreted to treat the termination of the Executive as occurring prior to the


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expiration of such nine month period for purposes of all vesting provisions under any existing stock option, restricted stock grant or any other plan or agreement of the Company in respect of the Executive.

                3.3.    TERMINATION FOR CAUSE.

         1.     For purposes of this Agreement, "for cause" shall mean the termination of the  Executive's  employment with the Company as a result of any of the following:

                (a)     the willful engaging by the Executive in conduct which

         is materially injurious to or contrary to the best interests of the

         Company, monetarily or otherwise;

                (b)     the willful failure by the Executive to perform such

         duties as may be delegated or assigned to the Executive by the Board of

         Directors of MIIX Group in accordance with the terms of this Agreement and consistent with her role as President and Chief Executive Officer;

                (c)     the willful failure by the Executive to follow the

         directives or instructions of the Board of Directors of MIIX Group in accordance with the terms of this Agreement and consistent with her role as President and Chief Executive Officer;

                (d)     the repeated and consistent failure of the Executive to

         be present at work and devote her full time best efforts to the performance of her duties under this Agreement, except as set forth above in connection with the Executive's disability;

                (e)     reckless disregard in the performance of her duties on

         behalf of the Company;

                (f)     the Executive's conviction of, or plea of no contest to,

         a felony or any crime involving moral turpitude; or


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                (g)     the commission by the Executive of an act, or the

         omission of an act, that would  constitute a material  breach of this

         Agreement.

         2.     The Executive's employment under this Agreement shall terminate immediately upon written notice from the Company that the Company is terminating the Executive for cause. Upon the Company's termination of the Executive for cause, the Company shall be required to pay to the Executive:

                (a)      the balance of her accrued and unpaid Base Salary,

                (b)      unreimbursed expenses,

                (c)      unused, accrued paid time off through the Termination

         Date, and

                (d)     any other benefits earned by the Executive and vested

         (if applicable) as of the Termination Date under any employee benefit plan of the Company or any affiliate in which the Executive participates.

                3.4.    TERMINATION WITHOUT CAUSE. The Company may terminate the

Executive's employment without cause under this Agreement at any time upon written notice to the Executive specifying the date of termination. In the event of a termination without cause, the Company shall make payments to the Executive in accordance with Section 4 below.

                3.5.    TERMINATION FOLLOWING A CHANGE IN CONTROL.

         1.      In the event that the Company terminates the Executive's

employment during the six month period following a Change in Control (as hereinafter defined), the Executive shall be entitled to receive:

                (a)     the accrued and unpaid balance of her Base Salary,


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                (b)     Base Salary for the 36 month period following the

         Termination Date, paid, at the option of the Company, in accordance with the  Company's normal payroll practices or in a lump sum,

                (c)     unreimbursed expenses,

                (d)     unused, accrued paid time off through the Termination
         Date,

                (e)     any other benefits earned by the Executive and vested

         (if applicable) as of the Termination Date under the terms of any employee benefit plan of the Company or its affiliates in which the

         Executive participates, and

                (f)     for the 36 month period following the Termination Date,

         coverage for the Executive and her dependents (if applicable) under the standard health and life benefits plans of the Company in which the

         Executive participates. The Company shall also be responsible for any tax penalty which may be imposed upon the Executive in connection with the payments to be made under this Section 3.5.

         2.     For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

                (a)     the acquisition in one or more transactions by any

         "Person" (as such term is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended) but excluding, for this purpose, MIIX Group or its affiliates or any employee benefit plan of MIIX Group or its affiliates, of "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of thirty-five percent (35%) or more of the combined voting power of MIIX Group's then outstanding voting securities.


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                (b)     the individuals who, as of the date hereof, constitute

         the Board of Directors of MIIX Group (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided,

         however, that if the election, or nomination for election by MIIX

         Group's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in

         Control, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced;

                (c)     a merger or consolidation involving MIIX Group if the

         shareholders of MIIX Group, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than sixty-five percent

         (65%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or a complete liquidation or dissolution of MIIX Group or a sale or other disposition of all or substantially all of the assets of MIIX Group; or

                (d)     the acceptance by the shareholders of MIIX Group of

         shares in a share exchange if the shareholders of MIIX Group,

         immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than sixty-five percent (65%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange.

                3.6.    TERMINATION BY THE EXECUTIVE. The Executive may

         terminate her employment under this Agreement at any time upon not less than thirty days prior written notice


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to the Company. The Company may, however, elect to accelerate the date of termination. In the event of such a termination, the Company shall be required to pay to the Executive:

                (a)     the balance of her accrued and unpaid Base Salary,

                (b)     unreimbursed expenses,

                (c)     unused, accrued paid time off the Termination Date,

                (d)     any other benefits earned by the Executive and vested

         (if applicable) as of the Termination Date under any employee benefit plan of the Company or its affiliates in which the Executive participates.

         4.     SEVERANCE.

                4.1.    PAYMENTS BY THE COMPANY. In the event that the Company

terminates the Executive's employment without cause, or in the event that the

Company determines to terminate the Executive's employment under Section 3.2 hereof, the Executive shall be entitled to receive:

                (a)     the balance of her accrued and unpaid Base Salary,

                (b)     unreimbursed expenses,

                (c)     unused, accrued paid time off the Termination Date,

                (d)     any other benefits earned by the Executive and vested

         (if applicable) as of the Termination Date under any employee benefit plan of the Company or any affiliate in which the Executive participates,

                (e)     for the 24 month period following the Termination Date,

         coverage for the Executive and her dependents (if applicable) under the standard health and life benefits plans of the Company in which the

         Executive participates, and

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                (f)     Base Salary, paid in accordance with the Company's

         normal payroll practices, commencing on the Termination Date and ending on the earlier of 24 months from the Termination Date or the date on which the Executive obtains full-time employment with any third party or as an independent consultant, whichever is earlier. Except during any period of disability as described in Section 3.2, the Executive shall have a duty to undertake to secure new employment immediately upon termination of employment with the Company. The Executive shall immediately notify the Company in writing of such employment and any payments received by the Executive pursuant to this Section 4.1 subsequent to the commencement of such employment shall be promptly remitted to the Company. Notwithstanding the foregoing, in the event that the Executive obtains full-time employment with any third party or as an independent consultant at an annual amount lower than her

Base Salary at the Company on the date of her termination, the Company shall pay to the Executive an amount equal to such difference from the date on which the

Executive obtains such full-time employment for a period not to exceed 24 months from the Termination Date.

                4.2.    RESIGNATIONS FROM POSITIONS. The Executive specifically

agrees that upon her termination of employment with the Company, whether voluntary or involuntary, her position as an officer or as a member of the Board of Directors of MIIX Group, MIIX Insurance Company, Underwriter or any affiliate shall cease and this Agreement shall constitute notice of the Executive's resignation in such regard.




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         5.     NON-COMPETITION.

                5.1.    DEFINITION OF "COMPETITOR". For purposes of this

Agreement, "competitor" shall mean any company engaged in or about to be engaged in the business of selling or marketing a product or service in the medical professional liability insurance business which is similar to any product or service sold or marketed or about to be sold or marketed by the Company or any affiliate and the successors thereof, respectively.

                5.2.    TERM OF NON-COMPETITION. The Executive agrees that for

so long as she is employed by the Company and for a period of one year after the termination thereof, whether voluntary or involuntary, she will not, directly or indirectly, whether for compensation or not, own, manage, operate, join, control or participate in, or be connected as a stockholder, officer, employee, partner,

creditor, guarantor, consultant, advisor or otherwise, with a competitor that is engaged in or about to be engaged in business in any geographic area where the

Company or any affiliate are doing business. The foregoing shall not be construed, however, as preventing the Executive from investing her assets in such form or manner as will not require services on the part of the Executive in the operations of the businesses in which such investments are made and provided that any such business is publicly-owned and the interest of the Executive therein is solely that of a passive investor owning not more than five (5%)

percent of the outstanding equity securities of any such business.

                5.3.    SOLICITATION OF COMPANY CLIENTS. For the period of one

year after the termination of the Executive's employment with the Company or any affiliate, whether voluntary or involuntary, the Executive shall not, directly or indirectly, call upon or solicit insurance business or consulting business from any person or entity who is or was a client of the Company or any affiliate at any time within a period of twelve months immediately prior to the


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Termination Date, or any broker, agent or consultant of such person or entity,

without the express written consent of the Company.

                5.4.    SOLICITATION OF COMPANY EXECUTIVES. For the period of

one year after the termination of the Executive's employment with the Company or any affiliate, whether voluntary or involuntary, the Executive shall not,

directly or indirectly, hire, retain or engage as a director, officer, employee,

agent, consultant, advisor or in any other capacity any person or persons who are employed by the Company or any affiliate or who were at any time within a period of six months immediately prior to the Termination Date employed by the

Company or any affiliate or otherwise interfere with the relationship between such persons and the Company or its affiliates, without the express written consent of the Company.

                5.5.    REMEDIES. The parties acknowledge and agree that the

Executive's services hereunder are special, unique, unusual and extraordinary,

giving them peculiar value, the loss of which cannot be reasonably or adequately compensated solely by damages, and in the event that the Executive breaches any provision of this Section 5, the Company shall be entitled to equitable relief by way of injunction or otherwise. In the event that the period of time or geographic area herein specified should be adjudged unreasonable in any court proceeding, then the period of time shall be reduced by such number of months or the geographic area shall be reduced by elimination of such portion thereof as deemed unreasonable, so that this Agreement may be enforced during such period of time and in such geographic area as is adjudged to be reasonable. In the event that the Executive breaches any of the provisions of this Section 5, the

Company also shall be entitled to cease all payments and benefits under the terms of this Agreement and to pursue all remedies which the Company might have including, but not limited to, those contained in this Agreement.


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         6.     CONFIDENTIALITY.

                6.1.    DEFINITION OF "CONFIDENTIAL INFORMATION". For the

purposes of this Agreement, "Confidential Information" shall mean all information about the Company or any affiliate relating to any of their products or services or any phase of their operations, including, without limitation,

business plans and strategies, trade secrets, marketing and distribution information, business results, underwriting information and methods, identities of insureds and claims defense and recovery methods and procedures not generally known through legitimate means to any of its competitors, with which the

Executive becomes acquainted during the term of her employment.

                6.2.    CONFIDENTIAL TREATMENT. During the time of employment,

or at any time thereafter, the Executive shall not disclose or make available to any person or entity any Confidential Information without the express prior written authorization of the Company. All records, files, materials and

Confidential Information obtained by the Executive in the course of her employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its affiliates, as the case may be.

Upon the termination of the Executive's employment with the Company or any affiliate, or at any time upon the request of the Company, the Executive (or her heirs or personal representatives, as applicable) shall deliver to the Company all documents and materials containing Confidential Information relating to the business or affairs of the Company or its affiliates, or their customers or clients, and all other documents, materials and other property belonging to the

Company or its affiliates, or their customers or clients that are in the possession or under the control of the Executive.

                6.3.    REMEDIES. The parties acknowledge and agree that

Confidential Information is vital to the operations of the Company and its affiliates and that the loss suffered


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by breach of any of the provisions of this Section 6 cannot be reasonably or adequately compensated for by damages, and in the event that the Executive breaches this Section, the Company shall be entitled to equitable relief by way of injunction or otherwise. In the event that the Executive breaches any of the provisions of this Section 6, the Company also shall be entitled to cease all payments and benefits under the terms of this Agreement and shall be entitled to pursue all remedies which the Company might have including, but not limited to,

those contained in this Agreement.

         7.     SEVERABILITY.  The terms of this Agreement and each Paragraph and Section hereof shall be considered severable and the invalidity or unenforceability of any part thereof shall not affect the validity or enforceability of the remaining portions or provisions hereof.

         8.     NOTICES.  Any notice  required or permitted to be given under this Agreement shall be sufficient, if in writing and delivered by mail or overnight delivery service, to her residence, in the case of the Executive or to its principal office in the case of the Company.

         9.     ASSIGNMENT. The rights and obligations of the Company under this

Agreement shall inure to the benefit of and be binding upon its successors and assigns. Neither this Agreement nor any rights or interests herein or created hereby may be assigned or otherwise transferred voluntarily or involuntarily by the Executive.

         10.    WAIVER. The waiver by the Company or the Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

         11.    APPLICABLE LAW. This Agreement shall be interpreted and

construed under the laws of the State of New Jersey without reference to principles of conflicts of laws.


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         12.    JURISDICTION. Executive and the Company agree to submit to the jurisdiction of the federal and state courts in New Jersey for purposes of the enforcement of or any dispute concerning this Agreement and that any proceeding to enforce or involving any dispute concerning this Agreement shall be brought exclusively in the federal or state courts in New Jersey.

         13.    ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof.

This Agreement may not be changed, altered or amended except by an agreement in writing signed by the party against whom enforcement of any waiver, change,

modification, extension or discharge is sought.

         14.    COUNTERPARTS. This Agreement may be executed in counterparts,

each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           THE MIIX GROUP, INCORPORATED


                                           By:
                                              ----------------------------------

                                           NEW JERSEY STATE MEDICAL
                                           UNDERWRITERS, INC.


                                           By:
                                              ----------------------------------


                                           -------------------------------------
                                                    PATRICIA A. COSTANTE


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